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                                                                Exhibit 23.3


                          Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Cendant Corporation (formerly "CUC International Inc.") for the registratin of up to $3,000,000,000 of its debt securities, preferred stock and/or common stock.



                                               /s/ ERNST & YOUNG LLP



Stamford, Connecticut
January 28, 1998